FORM OF RESTRICTED STOCK AWARD AGREEMENT

                                                                    EXHIBIT 10.1

                        THE DUN & BRADSTREET CORPORATION
                            2000 STOCK INCENTIVE PLAN
                             RESTRICTED STOCK AWARD
                                 ([Award Date])

        This RESTRICTED STOCK AWARD (this "Award") is being granted to __________________ (the "Participant") as of this ___ day of _______, 200_ (the
"Award Date") by THE DUN & BRADSTREET CORPORATION (the "Company") pursuant to THE DUN & BRADSTREET CORPORATION 2000 STOCK INCENTIVE PLAN (the "Plan"). Capitalized terms not defined in this Award have the meanings ascribed to them in the Plan.

                1. Grant of Restricted Stock. The Company hereby awards to the Participant pursuant to the Plan _________ shares of the Company's common stock, par value $.01 (the "Shares"), subject to the terms and conditions of the Plan and this Award.

                2. Vesting. Subject to Sections 3, 4 and 8 below, the restrictions on the applicable percentage of the Shares shall lapse and such percentage of the Shares shall vest on each "Vesting Date" set forth in the following schedule provided the Participant remains in the continuous employ of the Company or its Affiliates during the period commencing on the Award Date and ending on the applicable Vesting Date:

                 Vesting Date             Percentage of Shares Vested    # of Shares Vested
        ------------------------------    ---------------------------    ------------------
        [1st Anniversary of Award Date]               20%
        [2nd Anniversary of Award Date]               30%
        [3rd Anniversary of Award Date]               50%

        [Insert the following Vesting provision for the Company's Chairman: The restrictions on the Shares shall lapse and such Shares shall vest on the "Vesting Date" which shall be the earlier of (x) June 1, 2005 or (y) the Participant's Retirement (as defined in the Plan), provided that the Participant remains an employee of the Company or an Affiliate during the period commencing on the Award Date and ending on the Vesting Date.]

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

                3. Termination of Employment Before [1st Anniversary of Award Date]. If the Participant's employment with the Company and its Affiliates terminates for any reason prior to [1st Anniversary of Award Date], the Participant shall forfeit all rights to and interests in the Shares.

                4. Termination of Employment On or After [1st Anniversary of Award Date]. If the Participant's employment with the Company and its Affiliates terminates on or after [1st Anniversary of Award Date] due to Retirement (as defined in the Plan), death or Disability (as defined in the Plan), any unvested Shares shall become fully vested as of the employment termination date. If the Participant's employment with the Company and it Affiliates terminates on or after [1st Anniversary of Award Date] for any reason other than Retirement, death or Disability and prior to the next Vesting Date, the Participant shall forfeit all rights to and interests in the unvested Shares.

        [Insert the following additional provision for the Company's CEO:
        Termination Without "Cause" or for "Good Reason". In the event the Participant's employment with the Company and its Affiliates is terminated during the "Employment Term" by the Company or its Affiliates without "Cause" or in the event the Participant resigns from employment for a "Good Reason" (as those terms are defined in the Employment Agreement dated as of December 31, 2004 by and between the Company and the Participant), any unvested Shares shall become fully vested as of the employment termination date.]

                5. Voting and Dividend Rights. The Participant is the beneficial and record owner of the Shares and shall have full voting rights with respect thereto. Unless the Committee determines otherwise, in the event that a dividend is paid on Shares, an amount equal to such dividend shall be credited for the benefit of the Participant based on the number of Shares credited to the Participant as of the dividend record date, and such credited dividend amount shall be in the form of an additional number of Shares (rounded down to the nearest whole share) based on the Fair Market Value (as defined in the Plan) of a Share on the dividend payment date. The additional Shares credited in connection with a dividend will be subject to the same restrictions as the Shares in respect of which the dividend was paid.

                6. Transfer Restrictions. Until the Shares become vested, they are non-transferable and may not be assigned, pledged or hypothecated and shall not be subject to execution, attachment or similar process. Upon any attempt to effect any such

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

        disposition, or upon the levy of any such process, the unvested Shares shall immediately be forfeited.

                7. Withholding Taxes. The Company is authorized to satisfy the minimum statutory withholding taxes (including withholding pursuant to applicable tax equalization policies of the Company or its Affiliates) arising from the vesting of the Shares by deducting from the total number of Shares that have become vested that number of Shares having a Fair Market Value equal to the applicable amount of withholding taxes due. The Participant may elect to fully satisfy the minimum statutory withholding taxes by a payment in cash of such obligation to the Company.

                8. Change in Control. If there is a Change in Control of the Company, any unvested Shares shall become fully vested as of the date of the Change in Control provided the Participant remains in the continuous employ of the Company or its Affiliates from the Award Date until the date of the Change in Control (such accelerated vesting date, also being referred to herein as a Vesting Date).

                9. Delivery of Shares. Until the Company determines otherwise, delivery of Shares on each applicable Vesting Date will be administered by the Company's transfer agent or an independent third-party broker selected from time to time by the Company.

                10. Change in Capital Structure. The terms of this Award, including the number of Shares, shall be adjusted as the Committee determines is equitably required in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of Shares or other similar changes in capitalization.

                11. Detrimental Conduct Agreement. The obligations of the Company under this Award are subject to the Participant's timely execution, delivery and compliance with the Detrimental Conduct Agreement in the form provided by the Company to the Participant.

                12. Entire Agreement. The Plan is incorporated herein by reference and a copy of the Plan can be requested from the Corporate Secretary Department, The Dun & Bradstreet Corporation, 103 JFK Parkway, Short Hills, New Jersey 07078. The Plan and this Award constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter. To the extent any provision of this Award is inconsistent or in conflict with any term or provision of the Plan, the Plan shall

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

        govern. Any action taken or decision made by the Committee arising out of or in connection with the construction, administration, interpretation or effect of this Award shall be within its sole and absolute discretion and shall be final, conclusive and binding on the Participant and all persons claiming under or through the Participant.

                13. No Rights to Continued Employment. Nothing contained in the Plan or this Agreement shall give the Participant any right to be retained in the employment of the Company or its Affiliates or affect the right of any such employer to terminate the Participant. The adoption and maintenance of the Plan shall not constitute an inducement to, or condition of, the employment of any Participant. The Plan is a discretionary plan, and participation by the Participant is purely voluntary. Participation in the Plan with respect to this award shall not entitle the Participant to participate with respect to any other award. Any payment or benefit paid to the Participant with respect to this Award shall not be considered to be part of the Participant's "salary," and thus, shall not be taken into account for purposes of determining the Participant's termination indemnity, severance pay, retirement or pension payment, or any other employee benefits, except to the extent required under applicable law.

                14. Successors and Assigns. This Award shall be binding upon and inure to the benefit of all successors and assigns of the Company and the Participant, including without limitation, the estate of the Participant and the executor, administrator or trustee of such estate or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

                15. Severability. The terms or conditions of this Award shall be deemed severable and the invalidity or unenforceability of any term or condition hereof shall not affect the validity or enforceability of the other terms and conditions set forth herein.

                16. Governing Law. This Award shall be governed by the laws of the State of New York, U.S.A., without regard to choice of laws principles thereof.

        IN WITNESS WHEREOF, this Restricted Stock Award has been duly executed as of the date first written above.

                                    THE DUN & BRADSTREET CORPORATION

                                    By:
                                       -----------------------------------------
                                       Leader, Human Resources, Winning Culture,
                                       & Team Member Communications

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